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                                                                    Exhibit 5.1

                  [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]




                                  June 6, 1996

CKE Restaurants, Inc.
1200 North Harbor Boulevard
Anaheim, California  92801

                 Re:      Registration Statement on Form S-4
                          ----------------------------------

Gentlemen:

         At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") being filed by CKE Restaurants, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of up to 1,068,442 shares of Common Stock (the "Common Stock") of the Company which are to be issued in the merger (the "Merger") of Summit Merger, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, with and into Summit Family Restaurants Inc., a Delaware corporation ("Summit").

         We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issue and sale of the shares of Common Stock.

         Based upon such examination, and subject to compliance with applicable state securities and "blue sky" laws, it is our opinion that the shares of Common Stock, when issued to the former stockholders of Summit following the effectiveness of the Merger, in the manner described in the Registration Statement, will constitute legally issued and outstanding shares of the Company's Common Stock, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus, which is a part of the Registration Statement.

                                        Respectfully Submitted,

                                        /s/ STRADLING, YOCCA CARLSON & RAUTH